Exhibit 10.B

EXECUTION VERSION

SIXTH AMENDMENT AND CONSENT TO

LOAN AND SECURITY AGREEMENT AND AMENDMENT TO FEE LETTER

THIS SIXTH AMENDMENT AND CONSENT TO LOAN AND SECURITY AGREEMENT

AND AMENDMENT TO FEE LETTER (this “Amendment”), dated as of May 27, 2022, is entered into by and among IMEDIA BRANDS, INC., a Minnesota corporation (“iMedia” or “Borrowing Agent”), VALUEVISION INTERACTIVE, INC., a Minnesota corporation (“Value Interactive”), VALUEVISION RETAIL, INC., a Delaware corporation (“Value Retail”), PW ACQUISITION COMPANY, LLC, a Minnesota limited liability company (“PW Acquisition”), FL ACQUISITION COMPANY, a Minnesota corporation (“FL Acquisition”), VALUEVISION MEDIA ACQUISITIONS, INC., a Delaware corporation (“Value Media”), TCO, LLC, a Delaware limited liability company (“TCO”), JWH ACQUISITION COMPANY, a Minnesota corporation (“JWH Acquisition”), NORWELL TELEVISION, LLC, a Delaware limited liability company (“Norwell”), 867 GRAND AVENUE LLC, a Minnesota limited liability company (“867 Grand Avenue”), PORTAL ACQUISITION COMPANY, a Minnesota corporation (“Portal” and together with iMedia, Value Interactive, Value Retail, PW Acquisition, FL Acquisition, Value Media, TCO, JWH Acquisition, Norwell, 867 Grand Avenue and any other Person who from time to time becomes a Borrower under the Loan Agreement, collectively, the “Borrowers”), VVI FULFILLMENT CENTER, INC., a Minnesota corporation (“VVI Fulfillment”), EP PROPERTIES, LLC, a Minnesota limited liability company (“EP Properties”), IMEDIA&123TV HOLDING GMBH (“iMedia&123tv Holding” and together with VVI Fulfillment, and EP Properties, collectively, the “Guarantors”), SIENA LENDING GROUP LLC, as a lender (“Siena” and together with any other financial institutions who become part to the Loan Agreement referred to below from time to time, each a “Lender” and collectively, the “Lenders”) and SIENA LENDING GROUP LLC, as administrative and collateral agent for the Lenders (in such capacity, the “Agent”). Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement defined below.

RECITALS

A.Agent, Lenders and Borrowers have previously entered into that certain Loan and Security Agreement dated as of July 30, 2021 (as amended, modified and supplemented from time to time, the “Loan Agreement”), pursuant to which Lenders have made certain loans and financial accommodations available to Borrowers.

B.Agent and Borrowers have previously entered into that certain Fee Letter dated as of July 30, 2021 (as amended, modified and supplemented from time to time, the “Fee Letter”).

C.Borrowers have notified Agent that iMedia intends to repay (the “Intercompany Repayment”) that certain short term loan (the “1.2.3.TV Short Term Loan”) advanced by 1-2-3.TV GmbH (“1.2.3.TV”) in the amount of $1,500,000 pursuant to that certain Short Term Loan Agreement dated as of February 23, 2022 between iMedia and 1.2.3.TV.

D.Borrowers have requested that Agent and Lenders consent to the Intercompany Repayment and amend the Loan Agreement and that Agent amend the Fee Letter, respectively, on the terms and conditions set forth herein.

E.Agent and Lenders are willing to consent to the Intercompany Repayment and amend the Loan Agreement and Agent is willing to amend the Fee Letter, in each case on the terms and conditions set forth herein.

F.Borrowers are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s or any Lender’s rights or remedies as set forth in the Loan Agreement or any other Loan Document or Agent’s rights under the Fee Letter are being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.Amendments to Loan Agreement. Effective as of the Sixth Amendment Effective Date (except with respect to Sections 1(h) and (i) below, which shall be effective as of April 30, 2022):

(a)Clauses (e)(i)(A) and (e)(ii) of Section 5.25 of the Loan Agreement are amended and restated in their entirety as follows:

“(A) their respective Domestic Subsidiaries that are Loan Parties (other than VVI Fulfillment and EP Properties),”

“(ii) a Loan Party (other than a Borrower) may make loans to, and investments in, another Loan Party (other than iMedia&123tv Holding, VVI Fulfillment and EP Properties),”

(b)Section 10.8(a) of the Loan Agreement is amended by amending and restating in its entirety clause (b) of the proviso therein as follows:

“(b) assignments by any Lender shall be subject to Sections 10.8(b) through 10.8(f).”

(c)Section 10.8 of the Loan Agreement is amended by adding new subsections (e) and (f) thereto as follows:

“(e) Assignment to SPV. Notwithstanding any provision to the contrary, any Lender may assign to one or more related special purpose funding vehicles (each, an “SPV”), other than an Ineligible Assignee, all or any portion of its funded Loans (without, in the case of Revolving Loans, the corresponding Revolving Loan Commitment), without the consent of any Person or the payment of a fee, by execution of a written assignment agreement in a form agreed to by such Lender and such SPV, and may grant any such SPV the option, in such SPV’s sole discretion, to provide the Borrowers all or any part of any Loans that such Lender would otherwise be obligated to make pursuant to this Agreement. Such SPVs shall have all the rights which a Lender making or holding such Loans would have under this Agreement, but no obligations. The Lender making such assignment shall remain liable for all its original obligations under this Agreement, including its applicable Commitments (although the unused portion thereof shall be reduced by the principal amount of any Loans held by an SPV). Notwithstanding such assignment, the Agent and Borrowers may deliver notices to the Lender making such assignment (as agent for the SPV) and not separately to the SPV unless the Agent and Borrower Agent are requested in writing by the SPV (or its agent) to deliver such notices separately to it. For the avoidance of doubt, Agent shall direct all settlements and related payments pursuant to Section 10.20 of this Agreement to the Lender that assigned its Loan(s) to an SPV and nothing shall require Agent to settle with or make any payments to any SPV pursuant to this Agreement. The Borrowers shall, at the request of any such Lender, execute and deliver to such Person as such Lender may designate, a note in the amount of such Lender's original note to evidence the Loans of such Lender and related SPV.

(f) Matters Specific to SLR. Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, (i) neither SLR nor any of its Affiliates shall be required to comply with Section 10.8 or 10.9 in connection with any transaction involving any other Affiliate of SLR or any of its lenders or funding or financing sources, other than any of the foregoing constituting Ineligible Assignees, and neither SLR nor any of its Affiliates shall have an obligation to disclose any such transaction to any Person (except to the extent necessary to enable compliance with Section 9 hereof) and (ii) there shall be no limitation or restriction on (A) the ability of SLR or its Affiliates to assign or otherwise transfer its rights and/or obligations under this Agreement or any other Loan Document, any Commitment, any Loan or any Obligation to any other Affiliate of SLR or any lender or financing or funding source of SLR or any of its Affiliates, other than any of the foregoing constituting Ineligible Assignees, or (B) any such lender’s or funding or financing source’s ability to assign or otherwise transfer its rights and/or obligations under this Agreement or any other Loan Document, any Loan or any Obligation, other than any to any party constituting an Ineligible Assignee; provided, however, that SLR shall continue to be liable as a “Lender” under this Agreement and the other Loan Documents unless such other Person complies with the provisions of Section 10.8(b) this Agreement to become a “Lender” (including, without limitation, any applicable consents of Agent and Borrowers required under Section 10.8(b)), and until such time Borrowers shall at all times have the right to rely upon any amendments, waivers or consents signed by Agent and Required Lenders as being binding upon any party obtaining any rights under this Section 10.8(f).”

(d)The Loan Agreement, including without limitation, Sections 10.21(a), (b), (d), (e) and (g) and the definition of “Required Lenders” is amended to delete all references therein to “Revolving Commitment” and replace in lieu thereof “Revolving Loan Commitment”.

(e)	The Loan Agreement is amended to add a new Section 10.22 as follows:

10.22	Erroneous Payments.
(a)Each Lender and any other party hereto hereby severally agrees that if (i) Agent notifies (which such notice shall be conclusive absent manifest error) such Lender (or the Lender which is an Affiliate of a Lender) or any other Person that has received funds from Agent or any of its Affiliates, either for its own account or on behalf of a Lender (each such recipient, a “Payment Recipient”) that Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 10.22(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b)Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify Agent in writing of such occurrence.

(c)In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of Agent, and upon demand from Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than five (5) Business Days thereafter, return to Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Agent at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by Agent for any reason, after demand therefor by Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of Agent and upon Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Loans”) to Agent or, at the option of Agent, Agent’s applicable lending affiliate (such assignee, the “Agent Assignee”) in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Loans, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by Agent Assignee as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, following the effectiveness of the Erroneous Payment Deficiency Assignment, Agent may make a cashless reassignment to the applicable assigning Lender of any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Lender and upon such reassignment all of the Loans assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Lender without any requirement for payment or other consideration. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, and (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 10.8.

(e)Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, Agent (1) shall be subrogated to all the rights of such Payment Recipient and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by Agent to such Payment Recipient from any source, against any amount due to Agent under this Section 10.22 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Agent from the Borrower or any other Loan Party for the purpose of making for a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f)Each party’s obligations under this Section 10.22 shall survive the resignation or replacement of Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(g)The provisions of this Section 10.22 to the contrary notwithstanding, (i) nothing in this Section 10.22 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment and (ii) there will only be deemed to be a recovery of the Erroneous Payment to the extent that Agent has received payment from the Payment Recipient in immediately available funds the Erroneous Payment Return, whether directly from the Payment Recipient, as a result of the exercise by Agent of its rights of subrogation or set off as set forth above in clause (e) or as a result of the receipt by Agent Assignee of a payment of the outstanding principal balance of the Loans assigned to Agent Assignee pursuant to an Erroneous Payment Deficiency Assignment, but excluding any other amounts in respect thereof (it being agreed that any payments of interest, fees, expenses or other amounts (other than principal) received by Agent Assignee in respect of the Loans assigned to Agent Assignee pursuant to an Erroneous Payment Deficiency Assignment shall be the sole property of Agent Assignee and shall not constitute a recovery of the Erroneous Payment).

(f)The following definitions set forth on Schedule B to the Loan Agreement are amended and restated in their entirety to read as follows:

““Ineligible Assignee” means (a) any natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), (b) any Loan Party or any of its Affiliates), (c) any Defaulting Lender or any Affiliate of any Defaulting Lender or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or an Affiliate thereof, or (d) so long as no Event of

Default has occurred and is continuing, any Person which is a direct competitor of the Loan Parties (excluding any such competitor which is either (x) a federal or state chartered bank, a United States branch of a foreign bank, or any insurance company, (y) any bona fide debt funds, and (z) any funds that are managed or controlled by such commercial or corporate banks, insurance companies or bona fide debt funds, in each case, if primarily engaged in the business of making commercial loans).”

““Settlement Date” means Tuesday of each week (or if any Tuesday is not a Business Day on which all Lenders are open for business, the immediately preceding Business Day on which all Lenders are open for business), provided that, Agent, in its discretion, may require that the Settlement Date occur more frequently (even daily) so long as any Settlement Date chosen by Agent is a Business Day on which each Lender is open for business.”

(g)Schedule B of the Loan Agreement is amended to add the following new definitions in the appropriate alphabetical order, as follows:

““Erroneous Payment” has the meaning specified therefor in Section 10.22 of this Agreement.”

““Erroneous Payment Deficiency Assignment” has the meaning specified therefor in Section 10.22 of this Agreement.”

““Erroneous Payment Impacted Loans” has the meaning specified therefor in Section 10.22 of this Agreement.”

““Erroneous Payment Return Deficiency” has the meaning specified therefor in Section 10.22 of this Agreement.”

““Payment Recipient” has the meaning specified therefor in Section 10.22 of this Agreement.”

““Sixth Amendment Effective Date” shall mean May 27, 2022.”

““SLR” shall mean Crystal Financial LLC d/b/a SLR Credit Solutions.”

(h)Subsection (a) set forth on Schedule E of the Loan Agreement is amended and restated in its entirety as follows:

“(a)   Minimum Liquidity.  Borrowers shall not permit Minimum Liquidity as of the end of any fiscal month to be less than $7,500,000; provided, that, commencing with the fiscal month ending July 30, 2022, if, as of any Testing Date (as defined below) as set forth in paragraph (b) of this Schedule E, Borrowers fail to maintain Senior Net Leverage Ratio for the trailing twelve month period ended on such Testing Date of less than 2.50:1.00, then for the entirety of the immediately subsequent fiscal quarter, Borrowers shall not permit Minimum Liquidity measured as of the last day of any fiscal month in such fiscal quarter, to be less than $15,000,000. If and when the Minimum Liquidity threshold has been automatically increased pursuant to the immediately foregoing sentence, the Minimum Liquidity threshold will remain at $15,000,000 until Borrowers deliver evidence satisfactory to Agent in its Permitted Discretion that Borrowers maintained a Senior Net Leverage Ratio of less than 2.50:1.00, for the most recent trailing twelve month period then ended as measured on the most recent Testing Date then ended, at which point, the Borrowers’ Minimum Liquidity threshold shall automatically revert to $7,500,000 for the entirety of the immediately subsequent fiscal quarter.”

(i)Subsection (b) set forth on Schedule E of the Loan Agreement is amended and restated in its entirety as follows:

“(b) Maximum Senior Net Leverage Ratio. Loan Parties shall maintain a Senior Net Leverage Ratio of not greater than the applicable ratio set forth in the table immediately below, and corresponding to the applicable time period, which shall be tested as of the last day of each fiscal quarter (the “Testing Date”) of Loan Parties:

Trailing Twelve Month Period	Senior Net Leverage Ratio
Period ending on Testing Date April 30, 2022	3.50:1.00
Period ending on Testing Date July 30, 2022	3.25:1.00
Period ending on Testing Date October 29, 2022	2.75:1.00
Period ending on Testing Date January 28, 2023	2.75:1.00
Period ending on Testing Date April 29, 2023 and thereafter	2.50:1.00

2.Consent to Intercompany Repayment. Notwithstanding anything to the contrary contained in the Loan Agreement, to the extent Agent’s or Lenders’ consent is necessary and/or required under the Loan Agreement, each of Agent and Lenders hereby consent to the Intercompany Repayment; provided, that, that iMedia shall make such Intercompany Repayment on or before May 31, 2022 and promptly provide Agent with evidence thereof.

3.	Release; Covenant Not to Sue.

(a)Each Loan Party hereby absolutely and unconditionally releases and forever discharges Lender, and any and all of their respective participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing (each a “Released Party”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Loan Party has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of each Loan Party in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified.

(b)Each Loan Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)Each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by any Loan Party pursuant to the above release. If any Loan Party or any of its successors, assigns or other legal representatives violates the foregoing covenant, such Loan Party, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Released Party as a result of such violation.

4.Amendment to Fee Letter. As of the effective date of this Amendment, and with respect solely to the Fee Letter, Agent and Borrowers hereby agree that all references therein to “LIBOR Rate” shall be deleted and replaced in lieu thereof with “Term SOFR.”

5.Covenant. In consideration of the agreements set forth herein, Borrowers hereby covenant and agree that on or before the date that is sixty (60) days after the date of this Amendment (or such later date as Agent may agree in writing in its sole discretion), Borrowers shall deliver to Agent irrevocable standing transfer instructions or similar document(s) (in either case in form and substance acceptable to Agent in its sole discretion), pursuant to which Borrowers irrevocably instruct each applicable bank listed below to transfer to iMedia’s collection account ending in x5863 at PNC Bank, National Association by wire transfer of immediately available funds, all available funds in excess of $25,000 on deposit in each of the deposit accounts listed below:

Bank Where Deposit Account is Maintained	Deposit Account ending in
PNC Bank, National Association	x6735
MidWest One	x0716
Central Bank of Branson	x1978
Bank of America, N.A.	x4271

6.Amendment Fee. In consideration of the agreements set forth herein, Borrowers hereby agree to jointly and severally pay to Agent for its benefit, an amendment fee in the amount of $50,000 (the “Amendment Fee”), which fee is non-refundable when paid and is fully-earned as of and due and payable on the date of this Amendment.

7.Consent Fee. In consideration of the agreements set forth herein, Borrowers hereby agree to jointly and severally pay to Agent for its benefit, a consent fee in the amount of $300,000 (the “Consent Fee”), which fee is non-refundable when paid and is fully-earned as of and due and payable on the date of this Amendment.

8.Effectiveness of this Amendment. This Amendment, and the consent provided for herein, shall become effective upon the satisfaction, as determined by Agent, of the following conditions (the “Sixth Amendment Effective Date”):

(a)Amendment. Agent shall have received this Amendment fully executed by the other parties hereto;

(b)Amendment Fee. Agent shall have received the Amendment Fee, which may be paid as a charge to Borrowers’ Loan Account. Borrowers hereby authorize Agent to charge Borrower’s Loan Account in full payment of such Amendment Fee on the date of this Amendment;

(c)Consent Fee. Agent shall have received the Consent Fee, which may be paid as a charge to Borrowers’ Loan Account. Borrowers hereby authorize Agent to charge Borrower’s Loan Account in full payment of such Consent Fee on the date of this Amendment;

(d)Representations and Warranties. The representations and warranties set forth herein and in the Loan Agreement must true and correct in all material respects (without duplication of materiality qualifiers therein) as of the date hereof (or to the extent any representations or warranties are expressly made solely as of an earlier date, such representations and warranties shall be true and correct in all material respects (without duplication of materiality qualifiers therein) as of such earlier date); and

(e)Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded, as reasonably required by Agent in its Permitted discretion.

9.	Representations and Warranties. Each Loan Party represents and warrants as follows:

(a)Authority. Such Loan Party has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder, under the Loan Agreement (as amended or modified hereby) and under the other Loan Documents to which it is a party. The execution, delivery and performance by such Loan Party of this Amendment have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.

(b)Enforceability. This Amendment has been duly executed and delivered by each Loan Party. This Amendment, the Loan Agreement (as amended or modified hereby) and each other Loan Document is the legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, and is in full force and effect.

(c)Representations and Warranties. The representations and warranties contained in the Loan Agreement and each other Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

(d)Due Execution. The execution, delivery and performance of this Amendment are within the power of each Loan Party, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on any Loan Party.

(e)No Default. No event has occurred and is continuing that constitutes a Default or an Event of Default.

(f)No Duress. This Amendment has been entered into without force or duress, of the free will of each Loan Party. Each Loan Party’s decision to enter into this Amendment is a fully informed decision and such Loan Party is aware of all legal and other ramifications of such decision.

(g)Counsel. Each Loan Party has read and understands this Amendment, has consulted with and been represented by legal counsel in connection herewith, and has been advised by its counsel of its rights and obligations hereunder and thereunder.

10.Choice of Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW). FURTHER, THE LAW OF THE STATE OF NEW YORK SHALL APPLY TO ALL DISPUTES OR CONTROVERSIES ARISING OUT OF OR CONNECTED TO OR WITH THIS AMENDMENT AND ALL SUCH RELATED LOAN DOCUMENTS WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW).

11.Counterparts; Facsimile Signatures. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by e-mail, Docusign, facsimile or other similar form of electronic transmission shall be deemed to be an original signature hereto.

12.	Reference to and Effect on the other Loan Documents.

(a)Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement and the Fee Letter, respectively to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement or the Fee Letter, respectively, and each reference in the other Loan Documents to “the Loan Agreement”, “the Fee Letter,” “thereof” or words of like import referring to the Loan Agreement or the Fee Letter, respectively, shall mean and be a reference to the Loan Agreement or the Fee Letter, respectively, as modified and amended hereby.

(b)Except as specifically amended above, the Loan Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrowers to Agent and Lenders.

(c)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or any Lender under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents.

(d)To the extent that any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

(e)To the extent that any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Fee Letter, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Fee Letter as modified or amended hereby.

13.Ratification. Each Loan Party hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the other Loan Documents effective as of the date hereof.

14.Integration. This Amendment, together with the Loan Agreement and the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

15.Severability. If any part of this Amendment is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

16. Guarantors’ Acknowledgment. With respect to the amendments to the Loan Agreement effected by this Amendment, each Guarantor hereby acknowledges and agrees to this Amendment and confirms and agrees that its Guaranty (as modified and supplemented in connection with this Amendment) is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of this Amendment, each reference in such Guaranty to the Loan Agreement, “thereunder”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended or modified by this Amendment. Although Lender has informed the Guarantors of the matters set forth above, and each Guarantor has acknowledged the same, each Guarantor understands and agrees that Lender has no duty under the Loan Agreement, any Guaranty or any other agreement with any Guarantor to so notify any Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any transaction hereafter.

[remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWERS:

IMEDIA BRANDS, INC.

By: ___________________________________

Name: Timothy Peterman Its: CEO

VALUEVISION RETAIL, INC.

By: ___________________________________

Name: Timothy Peterman Its: CEO

FL ACQUISITION COMPANY

By: ___________________________________

Name: Timothy Peterman Its: CEO

PW ACQUISITION COMPANY, LLC

By: ___________________________________

Name: Timothy Peterman Its: CEO

VALUEVISION MEDIA ACQUISITIONS, INC.

By: ___________________________________

Name: Timothy Peterman Its: CEO

TCO, LLC

By: ___________________________________

Name: Timothy Peterman Its: CEO

JWH ACQUISITION COMPANY

By: ___________________________________

Name: Timothy Peterman Its: CEO

NORWELL TELEVISION, LLC

By: ___________________________________

Name: Timothy Peterman Its: CEO

867 GRAND AVENUE LLC

By: ___________________________________

Name: Timothy Peterman Its: CEO

VALUEVISION INTERACTIVE, INC.

By: ___________________________________

Name: Timothy Peterman Its: CEO

PORTAL ACQUISITION COMPANY

By: ___________________________________

Name: Timothy Peterman Its: CEO

GUARANTORS: VVI FULFILLMENT CENTER, INC. By: ___________________________________ Name: Timothy Peterman Its: CEO
EP PROPERTIES, LLC By: ___________________________________ Name: Timothy Peterman Its: CEO IMEDIA&123TV HOLDING GMBH By: ___________________________________ Name: Timothy Peterman Its:Managing Director

[Signature Page to Sixth Amendment to Loan and Security Agreement]

SIENA LENDING GROUP LLC, as Agent

By:  Name: Renee Singer

Title: Authorized Signatory

By:  Name: Steven Sanicola

Title: Authorized Signatory

SIENA LENDING GROUP LLC, as Lender

By:  Name: Renee Singer

Title: Authorized Signatory

By:  Name: Steven Sanicola

Title: Authorized Signatory

[Signature Page to Sixth Amendment to Loan and Security Agreement]